UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2008, we adopted the ADC Management Incentive Plan for fiscal year 2009 (the "MIP") for our executive officers other than our CEO. The MIP provides a direct financial incentive for eligible ADC officers to make a significant contribution to established financial goals. Under the MIP, 75% of each executive's targeted award is based on ADC's achievement of established minimum levels of pro forma operating income in fiscal year 2009. For participants who work directly for one of our business units a portion of that 75% is based on achievement of established minimum levels of pro forma operating income in fiscal year 2009 for their business unit. Depending upon the business in which a participant works, if pro forma operating levels trigger an award under the MIP, the financial factors used to measure the amount of an award the participant may receive will be pro forma operating income and net sales. Further, 25% of each participant's targeted award under the MIP is based upon whether the participant meets individual performance objectives during our fiscal year 2009. The award targets under the MIP range from approximately 50% to 70% of the given executive officer's fiscal year 2009 base salary. Actual awards payable under the MIP generally range from 0% to 200% of those predetermined targets.

In addition, on October 21, 2008 we adopted an executive management incentive plan for fiscal year 2009 (the "EMIP") pursuant to the terms of our 2008 Global Stock Incentive Plan. Mr. Switz, our Chairman and Chief Executive Officer, is the only participant in the EMIP. The EMIP provides Mr. Switz a direct financial incentive to make a significant contribution to established financial goals. Mr. Switz can receive an award under the EMIP if we achieve certain pro forma operating income in fiscal year 2009. Our compensation committee plans to administer the EMIP such that the payout amount for Mr. Switz will be the same as it would be were he a participant in the MIP based upon performance against the company-wide financial goals established under the MIP. Mr. Switz's award target under the EMIP is approximately 100% of his fiscal year 2009 base salary. As such, actual awards payable under the EMIP are expected to range from 0% to 200% of Mr. Switz's predetermined target. However, the EMIP does provide that the compensation committee may, in its discretion, award Mr. Switz up to a maximum of 300% of his predetermined target.

We intend to include copies of the MIP and EMIP as exhibits to our annual report on Form 10-K for the 2008 fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

October 30, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer